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                                                                     Exhibit 5.1

                              TROUTMAN SANDERS LLP
                                ATTORNEYS AT LAW
                         A LIMITED LIABILITY PARTNERSHIP


                              BANK OF AMERICA PLAZA
                     600 PEACHTREE STREET, N.E. - SUITE 5200
                           ATLANTA, GEORGIA 30308-2216
                             TELEPHONE: 404-885-3000
                             FACSIMILE: 404-885-3995


                               September 13, 2001



C & S Bancorporation, Inc.
401 Mall Boulevard, Suite 101B
Savannah, Georgia  31406

         Re: C & S Bancorporation, Inc. Registration Statement on Form SB-2 1,500,000 Shares of Common Stock
                508,750 Common Stock Purchase Warrants
                Registration No. 333-65066

Ladies and Gentlemen:

         We have served as counsel to C & S Bancorporation, Inc., a corporation organized and existing under the laws of the State of Georgia (the "Company"), in connection with the filing by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), of the above-described Registration Statement (the "Registration Statement") with respect to the offer and sale of 1,500,000 shares of common stock, par value $1.00 per share, of the Company (the "Shares") and 508,750 common stock purchase warrants of the Company to be issued to the organizers of Citizens & Southern Bank, a Georgia state bank in organization (the "Organizers"), pursuant to an Organizer Warrant Agreement (the "Warrants").

         This opinion is limited by, and is in accordance with, the January 1, 1992 edition of the Interpretive Standards applicable to Legal Opinions to Third Parties in Corporate Transactions, adopted by the Legal Opinion Committee of the Corporate and Banking Law Section of the State Bar of Georgia, which Interpretive Standards are incorporated in this opinion by this reference.

         In rendering this opinion, we have examined originals (or copies certified or otherwise identified to our satisfaction) of (i) the Registration Statement, as amended through the date hereof; (ii) the Articles of Incorporation of the Company, certified by the Secretary of State of the State of Georgia; (iii) the Bylaws of the Company, certified as complete and correct by the Secretary of the Company; (iv) the form of the common stock certificate of the Company; (v) the form of Organizer Warrant Agreement; and (vi) such corporate and other documents, records and papers, certificates of public officials, and certificates of officers of the Company as we have


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deemed necessary for the purposes of the opinions expressed herein. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the genuineness and conformity to original documents of documents submitted to us as certified or photostatic copies.

         Based upon such examination, we are of the opinion that:

                  1. Subject to compliance with the pertinent provisions of the Securities Act and the Securities Exchange Act of 1934, as amended, and compliance with the applicable provisions of the securities or "blue sky" laws of the various states, when certificates evidencing the Shares have been duly executed, countersigned, registered, issued and delivered in accordance with the terms of the Registration Statement, the Shares will be duly and validly issued, fully paid, and non-assessable.

                  2. The Warrants have been duly authorized, and when the applicable Organizer Warrant Agreement has been duly and validly executed and delivered by the Company and the applicable Organizer, will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

         We are members of the Bar of the State of Georgia. In expressing the opinions set forth above, we are not passing on the laws of any jurisdiction other than the laws of the State of Georgia and the Federal law of the United States of America.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading "Legal Matters" in the Registration Statement, including the prospectus constituting a part thereof, as originally filed or as subsequently amended. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission thereunder.


                                           Sincerely,

                                           /s/ Troutman Sanders LLP